Exhibit 99.1

NEXGEL Announces Noteholder Participation in Strategic Recapitalization and Approximately $1.2 Million in New Capital Funding

Approximately 95% of Outstanding Convertible Note Principal Committed to Conversion, Subject to Completion of a Strategic Merger

Sequence LifeScience™ Provides $732,000, Representing 61% of Approximately $1.2 Million Funded to Date, in

Support of a Strategic Merger

LANGHORNE, Pa., November 11, 2026 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: NXGL), a company with a patient-centric medical technology sales and marketing team working closely with clinicians to provide solutions that drive better outcomes, streamline care and elevate the patient experience, today announced significant progress in its strategic recapitalization, with noteholders representing approximately 95% of the Company’s outstanding convertible note principal having executed agreements to convert their notes into common stock, subject to completion of a strategic merger and other conditions.

Holders representing approximately $14.125 million of the Company’s $14.885 million of outstanding convertible note principal have executed conversion agreements. Participating noteholders have also agreed to receive accrued interest through September 30, 2026 in common stock rather than cash upon conversion, further preserving liquidity for the Company. Interest accruing from October 1, 2026 is suspended and will not be payable if the conversion occurs. Upon completion of a strategic merger and satisfaction of the applicable conversion conditions, the conversion is expected to substantially reduce the Company’s outstanding debt, preserve liquidity and strengthen its balance sheet.

The Company has received total commitments of approximately $1.276 million, with $1.2 million of that amount funded to date, with total commitments of approximately $1.276 million, from existing NEXGEL noteholders participating in the recapitalization and NEXGEL’s strategic partner, Sequence LifeScience™. Sequence, which previously led the Company’s convertible note financing, funded approximately $732,000, representing 61% of the $1.2 million funded to date. Sequence is wholly owned by Brian Kieser, NEXGEL’s Interim Chief Executive Officer and a director. The financing consists of purchases of NEXGEL common stock at a fixed purchase price of $5.50 per share, together with 100% warrant coverage at an exercise price of $10.00 per share.

The initial financing is intended to provide the Company with liquidity to support transaction costs and the immediate operational and strategic work necessary to pursue a strategic merger. The additional investment also represents continued financial participation from stakeholders already supporting the Company’s strategic direction. Collectively, the recapitalization, financing commitments and operational initiatives are intended to improve the Company’s capital structure, liquidity profile and operating efficiency.

“Achieving approximately 95% participation from our noteholders represents a significant milestone in NEXGEL’s recapitalization and reflects strong support for the path we are pursuing,” said Kevin Harris, Chair of the Special Committee for Strategic Review and Value Creation of the NEXGEL Board of Directors. “The conversion of approximately $14.1 million of existing debt would substantially reduce the debt burden on NEXGEL’s balance sheet. Combined with the new capital received and additional commitments, we believe we are establishing a significantly stronger financial foundation from which to pursue our contemplated strategic merger.”

Brian Kieser, Interim Chief Executive Officer of NEXGEL, added, “Our progress extends beyond the balance sheet. Since beginning the strategic review and leadership transition, we have implemented approximately $2.25 million of annualized cost savings and are pursuing up to an additional $1.75 million of savings and reductions in losses from underperforming operations. Together, these actions are creating a leaner operating structure and positioning NEXGEL to execute on its next phase of growth.”

The Company anticipates that additional growth capital may be raised in connection with the closing of the contemplated strategic merger. Such additional capital would be intended to provide liquidity to support the combined company’s operations, integration and growth initiatives following the merger.

The Company is currently considering a strategic merger with Fountainhead LifeSciences and its affiliates, including Sequence and NVISION Biomedical Technologies, Inc., which would be a related party transaction. If the merger is not completed by March 31, 2027 (subject to extension), the noteholder conversions referenced above will not occur and the notes will remain outstanding, and shares purchased in the new capital financing will be exchanged for convertible notes.

The Company’s ability to close the contemplated strategic merger, or any strategic merger at all, remains subject to the negotiation and execution of definitive agreements, applicable corporate and regulatory approvals and other customary closing conditions. There can be no assurance that any strategic merger will be consummated on the currently contemplated terms or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

These securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Additional information regarding these transactions, including the terms of the related agreements, is included in the Company’s Current Report on Form 8-K will be filed with the Securities and Exchange Commission October 12, 2026.

About NEXGEL, Inc.

NEXGEL, through its Bionx Surgical division, is a patient centric medical technology sales and marketing team working closely with clinicians to provide solutions that drive better outcomes, streamline care, and elevate the patient experience. Bionx has a strong offering of products including Biovance (human amniotic membrane allograft), Biovance 3L (tri-layer human amniotic membrane allograft), Interfyl (human connective tissue matrix), SilverSeal (antimicrobial hydrogel wound dressing), and an expansive ophthalmic portfolio of placental derived ocular allografts (LUCENT, single layer, RADIANT, dual layer, and VIVID, triple layer). Additionally, NEXGEL is a provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. In addition to the above, NEXGEL brands include Hexagels®, Turfguard®, Kenkoderm® and Silly George®. NEXGEL also has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, statements regarding the anticipated conversion of the Company’s outstanding convertible notes, the completed and anticipated additional funding under the new capital financing, the anticipated effect of the recapitalization on the Company’s balance sheet and liquidity, the Company’s pursuit of the contemplated strategic merger, the potential consummation and timing of such merger, and the Company’s ability to raise additional growth capital in connection with any such merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the Securities and Exchange Commission and which may be viewed at SEC.gov.

Investor Contact:

Valter Pinto, Managing Director
KCSA Strategic Communications
212.896.1254
Nexgel@kcsa.com